Exhibit 99.1

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 404-986-0456

Email: mb8191@att.com

For Holders of Old Notes, contact:

Lucid Issuer Services Limited

Phone: 44 (0) 20 7704 0880

AT&T INC. ANNOUNCES PRIVATE EXCHANGE OFFERS FOR FIVE SERIES

OF NOTES OPEN TO CERTAIN INVESTORS

Dallas, Texas, February 15, 2018 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the commencement of a transaction to exchange five series of its outstanding notes as detailed below. Concurrently with this transaction, AT&T also announced today the commencement of a transaction to repurchase such five series of notes pursuant to tender offers (each, a “Cash Offer”). The Cash Offers are intended for retail holders, and accordingly only holders who are not “qualified institutional buyers” and who are not non-U.S. persons (other than “retail investors” in the European Economic Area and non-accredited investors in Canada) are authorized to participate in the Cash Offers.

The exchange transaction consists of five separate private offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”), any and all of the outstanding notes listed in the table below, which have a special mandatory redemption (“SMR”) provision (collectively, the “Old Notes”), in exchange for five new series of AT&T’s senior notes which do not have an SMR provision (the “New Notes”) and cash, on the terms and subject to the conditions set forth in the Offering Memorandum dated February 15, 2018 (the “Offering Memorandum” and, together with the notice of guaranteed delivery, the “Exchange Offer Documents”). No consents are being solicited as part of the Exchange Offers and no overall minimum condition exists for the Exchange Offers, although each Exchange Offer is subject to a minimum condition as set forth in the table below.

The Exchange Offers will expire at 5:00 p.m., New York City time, on February 22, 2018, unless extended or earlier terminated by AT&T (the “Exchange Offer Expiration Date”). Tenders of Old Notes submitted in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m. New York City time, on February 22, 2018, subject to any extension by AT&T, but thereafter will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by AT&T). The “Exchange Offer Settlement Date” will be promptly following the Exchange Offer Expiration Date and is expected to be February 27, 2018.

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

							Total Consideration (1)
Title of Series of Old Notes to be Exchanged	Principal Amount Outstanding (mm)	ISIN No.	Old Notes Maturity Date	New Notes Maturity Date	New SMR Provision	Minimum Condition (mm)	New Notes (principal amount)	Cash
Floating Rate Global Notes due 2023	€1,250	XS1629866606	September 4, 2023	September 5, 2023	None	€500	€1,000	€2.50
1.050% Global Notes due 2023	€750	XS1629865897	September 4, 2023	September 5, 2023	None	€300	€1,000	€2.50
1.800% Global Notes due 2026	€1,750	XS1629866192	September 4, 2026	September 5, 2026	None	€500	€1,000	€2.50
2.350% Global Notes due 2029	€1,500	XS1629866275	September 4, 2029	September 5, 2029	None	€500	€1,000	€2.50
3.550% Global Notes due 2037	£1,000	XS1634248865	September 14, 2037	September 15, 2037	None	£250	£1,000	£2.50

(1)	Total Consideration per €1,000 or £1,000, respectively, principal amount of Old Notes validly tendered and not validly withdrawn and accepted for exchange, which includes a cash fee of €2.50 or £2.50 per €1,000 or £1,000, respectively, principal amount of such Old Notes.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Exchange Offer Eligible Holders who (i) validly tender and who do not validly withdraw Old Notes at or prior to the Exchange Offer Expiration Date (as defined below) or (ii) deliver a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Exchange Offer Expiration Date and tender their Old Notes pursuant to the Exchange Offers at or prior to 5:00 p.m., New York City time, on the second business day after the applicable Exchange Offer Expiration Date pursuant to guaranteed delivery procedures, and, subject in each case to tendering the applicable minimum denominations, and whose Old Notes are accepted for exchange by AT&T, will receive the applicable Total Consideration specified in the table above.

AT&T will deliver New Notes in exchange for Old Notes accepted for exchange in the Exchange Offers and pay the cash consideration on the Exchange Offer Settlement Date (as defined below). No accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. However, interest on each New Note will accrue from and include the most recent interest payment date of the tendered Old Note, with the exception of Floating Rate Global Notes due 2023, which will begin to accrue interest from and including March 5, 2018. On March 5, 2018, holders who held the Floating Rate Notes due 2023 as of the record date for such interest payment and whose notes are accepted in the Exchange Offer will also receive their full coupon for the current quarterly interest period.

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 2

Each Exchange Offer is subject to certain conditions, including (i) that the Old Notes are not subject to redemption under the terms of their SMR provision, (ii) that the aggregate principal amount of New Notes to be issued under such Exchange Offer must be equal to or greater than the minimum condition amount corresponding to each Exchange Offer set forth in the table above (the “Minimum Condition”), (iii) the timely satisfaction or waiver of all of the conditions precedent to the completion of the Cash Offers for such series of Old Notes (with respect to each Cash Offer, the “Cash Offer Completion Condition”) and (iv) the condition that AT&T does not determine, in its reasonable discretion, prior to the Exchange Offer Expiration Date, that all conditions to the closing of the proposed acquisition of Time Warner Inc. as set forth in the Agreement and Plan of Merger, dated October 22, 2016 are reasonably likely to be satisfied or waived on or before April 22, 2018. AT&T will terminate an Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes, and AT&T will terminate the Cash Offer for a given series of Old Notes if it terminates the Exchange Offer for such series of Old Notes. The Cash Offer Completion Condition may not be waived by AT&T; however, AT&T reserves the right, in its sole discretion, to waive the other conditions.

The Exchange Offers are only made, the New Notes are only being offered and will only be issued, and copies of the Offering Memorandum will only be made available, to a holder of Old Notes who has certified its status as either (a) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (b) (i) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-“U.S. person”, (ii) if located or resident in the European Economic Area, that they are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (y) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”)) and (iii) if located or resident in Canada, is located or resident in a province of Canada and is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario), in each case, that is not an individual unless that person is also a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (“Canadian Eligible Holders”). We refer to holders of Old Notes who certify to us that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions as “Exchange Offer Eligible Holders”.

Only Exchange Offer Eligible Holders who have confirmed they are Exchange Offer Eligible Holders are authorized to receive or review the Exchange Offer Documents or to participate in the Exchange Offers. For Canadian Eligible Holders, such participation is conditioned upon the receipt of the Canadian beneficial holder electronic instructions. There is no separate letter of transmittal in connection with the Offering Memorandum.

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 3

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Exchange Offers before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offers are being made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

In the United Kingdom, this press release is only being communicated to, and any other documents or materials relating to the Exchange Offers are only being distributed to and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

Lucid Issuer Services Limited will act as the exchange agent and information agent in the Exchange Offers. Documents relating to the Exchange Offers will only be distributed to holders of Old Notes who certify that they are Exchange Offer Eligible Holders. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 4

directed to Lucid Issuer Services Limited at +44 (0) 20 7704 0880. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link: https://www.lucid-is.com/att.

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CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offering Memorandum related to the Exchange Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 5